UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020

Smith & Wesson Brands, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue

Springfield, Massachusetts 01104

(Address of principal executive offices) (Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.001 per Share	SWBI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Severance Pay Plan

On June 4, 2020, we amended and restated our Executive Severance Pay Plan, or the Plan, to provide severance pay and certain benefits to any officer of our company or any officer of an affiliate that is selected by the administrator (currently, the Compensation Committee) in its sole and absolute discretion.

Pursuant to the Plan, if we terminate a participating executive without Good Cause (other than due to death or disability) or a participating executive resigns for Good Reason (each as defined in the Plan), he or she will be eligible to receive the following payments and benefits, subject to the terms and conditions set out the Plan: (a) the participating executive’s base salary for a period of the greater of (i) 26 weeks or (ii) the period designated for the participating executive by the administrator, in each case following the effective date of such termination or resignation; (b) a portion of the participating executive’s annual cash bonus for the fiscal year in which the termination occurs to the extent earned under the then applicable Executive Annual Cash Incentive Program in which the participating executive participates, such amount to be calculated based on the amount that would have been paid for such fiscal year in the absence of the termination multiplied by the fraction, the numerator of which is the number of days in such fiscal year prior to the effective date of the termination and the denominator of which is 360 and such amount to be paid in accordance with the provisions of such plan; and (c) in the event the participating executive elects such coverage, reimbursement for the cost of continuation coverage pursuant to COBRA during the period described in (a) above for the participating executive and his or her eligible dependents.

In addition, pursuant to the Plan, if we terminate a participating executive during a Potential Change in Control Protection Period or Change in Control Protection Period without Good Cause (other than due to death or disability) or a participating executive resigns following an Adverse Change in Control Effect (each as defined in the Plan), he or she will be eligible to receive the following payments and benefits, subject to the terms and conditions set out in the Plan: (a) the participating executive’s base salary for a period of the greater of (i) 52 weeks or (ii) the period designated for the participating executive by the administrator, in each case following the effective date of such termination or resignation; (b) a lump sum cash payment equal to the average of the cash bonus paid to the participating executive for each of the two fiscal years immediately preceding the termination or resignation; (c) all unvested equity-based compensation held by the participating executive at the time of the termination or resignation that was granted to the participating executive in his or her capacity as an employee after the effective date of the Plan will vest as of the effective date of such termination or resignation; and (d) in the event the participating executive elects such coverage, reimbursement for the cost of continuation coverage pursuant to COBRA during the period described in (a) above for the participating executive and his or her eligible dependents.

Our obligations under the Plan are contingent upon (i) the participating executive executing (and not revoking during any applicable revocation period) and not violating any provision of a valid and enforceable full and unconditional release of all claims against us or any of our affiliates, and (ii) the participating executive’s full compliance with any and all non-competition, non-solicitation, and similar agreements by which the participating executive was bound as of the effective date of his or her termination or resignation.

In addition, the Plan restricts the participating executive from (i) competing with us within the Restricted Territory (as defined in the Plan) during his or her employment with us and for the period equal to the longer of six months after the termination of his or her employment, or the period during which he or she receives cash severance pursuant to the Plan, and (ii) soliciting for employment, seeking to hire, or hiring any person or persons who is employed by or was employed by us within 12 months of the termination of the participating executive’s employment for the purpose of having any such person engage in services that are the same as or similar or related to the services that such person provided for us for a period of 12 months after the termination of his or her employment. The Plan requires the participating executive to (i) maintain in strict secrecy all Confidential Information (as defined in the Plan) obtained by the participating executive in the course his or her employment; (ii) return to us, upon the termination of his or her employment, books, records, papers, equipment, and all other materials that may contain Confidential Information relating to our business; and (iii) disclose promptly to us all ideas, designs, processes, and improvements relating to our business conceived during his or her employment with our company or within six months thereafter.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Plan, and is subject to and qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.107(a).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibits

10.107(a)	Executive Severance Pay Plan, amended as of June 4, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON BRANDS, INC.

Date: June 9, 2020	By:	/s/ Robert J. Cicero
Robert J. Cicero
Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary